Exhibit 10.41




                                                        Execution Copy
                                                        --------------













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                               INVESTOR AGREEMENT

                                  by and among

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                             A&P LUXEMBOURG S.a.r.l


                                      and

                                   METRO INC.

                          Dated as of August 15, 2005


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The term "Confidential" indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                               INVESTOR AGREEMENT

                  THIS INVESTOR AGREEMENT is made and entered into and effective as of the 15th day of August, 2005, by and among The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation ("A&P"), A&P Luxembourg S.a.r.l., a Luxembourg societe a responsabilite limitee (the "Investor" and, together with A&P, the "A&P Parties"), and Metro Inc., a Quebec corporation (the "Company").

                                    RECITALS

         WHEREAS, pursuant to a stock purchase agreement dated as of July 19, 2005 by and among A&P, the Investor, the Company and 4296711 Canada Inc., a Canadian corporation and a wholly owned subsidiary of the Company, (the "Stock Purchase Agreement"), the Company has purchased all of the issued and outstanding shares of The Great Atlantic and Pacific Tea Company, a Nova Scotia unlimited liability Company from the Investor;

         WHEREAS, pursuant to the Stock Purchase Agreement, the Company has issued to the Investor 18,076,645 Class A Subordinate Shares of the Company (the "Consideration Shares");

         WHEREAS, the Parties wish to enter into this Agreement to provide for certain mutual rights and obligations in respect of the Investor's investment in the Company; and

         WHEREAS, as a significant shareholder of the Company, the A&P Parties will have certain rights under this Agreement to participate on the Board of Directors and the committees thereof, and the Company will value the significant expertise and management experience that the Investor Designees of the A&P Parties will bring to these roles.

         NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

                                  ARTICLE 1
                                 DEFINITIONS

1.1   Definitions

Capitalized terms used in this Agreement shall have the meanings set forth in this Agreement. In addition, for purposes of this Agreement, the following terms, when used in this Agreement, shall have the meanings assigned to them in this Section 1.1.

         "1933 Act" means the United States Securities Act 1933, as amended.

         "1934 Act" means the Unites States Securities Exchange Act of 1934, as amended.

         "A&P" shall have the meaning set forth in the first paragraph of this Agreement.

         "A&P Parties" shall have the meaning set forth in the first paragraph of this Agreement.

         "A&P Indemnified Parties" shall have the meaning set forth in Section 7.5.

         "Action" mans any action, cause of action, demand, claim, charge, prosecution, complaint, investigation, suit, litigation, assessment, reassessment, grievance, arbitration, hearing or other proceeding, whether civil, criminal or administrative, at Law or in equity, by or before any Governmental Entity.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Investor Agreement, as the same may be amended or supplemented.

         "Alternative Sale" shall have the meaning set forth in Section 4.18.

         "Asserted Liability" shall have the meaning set forth in Section 7.8.

         "Board of Directors" means the board of directors of the Company.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banks are required to be closed in New York, New York or Toronto, Ontario or Montreal, Quebec.

         "Canadian Securities Authorities" means the British Columbia Securities Commission, Alberta Securities Commission, Saskatchewan Financial Services Commission, Securities Division, The Manitoba Securities Commission, Ontario Securities Commission, Autorite des marches financiers (Quebec), Justice Securities Administration (New Brunswick), Nova Scotia Securities Commission, Registrar of Securities (Prince Edward Island), Securities Commission of Newfoundland and Labrador, and any of their successors.

         "Canadian Securities Laws" means the securities legislation of each of the provinces and territories of Canada, as amended from time to time, and the rules, regulations, blanket orders and orders having application to the Company and forms made or promulgated under such legislation and the policies and instruments of one or more of the Canadian Securities Authorities.

         "Claim Notice" shall have the meaning set forth in Section 7.8.

         "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         "Company Indemnified Parties" shall have the meaning set forth in
Section 7.6.

         "Consideration Shares" shall have the meaning set forth in the Recitals to this Agreement.

         "Contract" means any contract, agreement, commitment, franchise, indenture, lease, purchase order or license, including amendments thereto.

         "Demand Qualification" means the qualification of Qualifiable Securities by the Company pursuant to Section 4.1.

         "GAAP" means generally accepted accounting principles in Canada, as in effect from time to time.

         "Governmental Entity" means any Canadian federal, provincial, municipal or local government, or any other governmental, regulatory or administrative authority, or any agency, board, department, commission, court, tribunal or instrumentality thereof.

         "Indemnified Party" shall have the meaning set forth in Section 7.8.

         "Indemnifying Party" shall have the meaning set forth in Section 7.8.

         "Investor" shall have the meaning set forth in the first paragraph of this Agreement.

         "Investor Designees" shall have the meaning set forth in Section 2.1.

         "Law" means any statute, code, rule, regulation, order, ordinance, judgment, decree or other pronouncement of any Governmental Entity having the effect of law.

         "Losses" shall have the meaning set forth in Section 7.1.

         "Material Adverse Effect" means any change or event that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business or results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, other than any change or event relating to or arising out of: (i) general economic conditions (including changes or events in the financial, banking, currency and capital markets) in the Province of Quebec, Canada; (ii) conditions generally affecting the industries in which any of the Company and its Subsidiaries operate, other than any such conditions that have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole; (iii) changes in Law or in GAAP; (iv) any actions taken, or failures to take action, or such other changes or events, in each case, to which the Investor has consented in writing; (v) the commencement or material worsening of a war or armed hostilities or other national or international calamity involving Canada or the United States whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon Canada or the United States, or any of their respective territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of Canada or the United States or (vi) the announcement of, or the taking of any action contemplated by, the Share Purchase Agreement and the transactions contemplated thereby, including by reason of the identity of the A&P Parties.

         "Non-Canadian Opportunities" shall have the meaning set forth in
Section 2.6.

         "Notice Period" shall have the meaning set forth in Section 7.8.

         "Offer" shall have the meaning set forth in Section .

         "Offer Period" shall have the meaning set forth in Section 3.2.

         "Offered Shares" shall have the meaning set forth in Section 3.2.

         "Other Holders" means any party, other than the A&P Parties, to which the Company grants registration rights or qualification rights.

         "Percentage Ownership of the Investor" means, at any applicable time, the percentage of the issued and outstanding Shares represented by the number of Shares beneficially held by A&P and its Affiliates (other than any Affiliate that is directly or indirectly a shareholder of A&P), including the Investor, in each case on an undiluted basis. The Percentage Ownership of the Investor will be calculated in accordance with the following:

     (a) Subject to clauses (b) and (c), no effect will be given to any changes in the number of issued and outstanding Shares after the date of this Agreement that would have the effect of reducing the Percentage Ownership of the Investor.

     (b) If the Percentage Ownership of the Investor would, but for the application of clause (a), be reduced below ten percent (10%) or five percent (5%), as the case may be, clause (a) will, subject to clause
         (c), continue to have application to such calculation for a period of five (5) years from the date of such reduction, following which clause
         (a) will cease to have such application unless, prior to the expiration of such five (5) year period, A&P and its Affiliates (other than any Affiliate that is directly or indirectly a shareholder of A&P) increase the Percentage Ownership of the Investor (calculated without the application of clause (a)) to such applicable percentage, in which case clause (a) will again have application as if it had never ceased to have application.

     (c) If A&P and its Affiliates (other than any Affiliate that is directly or indirectly a shareholder of A&P) during the five (5) year period referred to in clause (b) sell more than twenty-five percent (25%) of the Shares they held at the beginning of that period, clause (a) will cease to have application.

         "Person" means an association, a corporation, an individual, a partnership, a limited partnership, a limited liability company, an unlimited liability company, a trust or any other entity or organization, including a Governmental Entity.

         "Piggy-Back Qualification" means the qualification of Qualifiable Securities by the Company pursuant to Section 4.2.

         "Qualifiable Securities" means (i) the Shares held by A&P and its Affiliates, including the Investor, (ii) any Shares or other securities issued or issuable pursuant to or with respect to the Shares held by A&P and its Affiliates, including the Investor, upon any stock split, subdivision, redivision, reduction, consolidation, stock dividend, recapitalization or other change, and (iii) any securities issued in reclassification or replacement of or exchange for any of the securities referred to in clauses (i) or (ii) above.

         "Qualifying Jurisdictions" means each of the provinces and territories of Canada.

         "Receipt Date" means the date on which a final receipt or an equivalent document is issued in respect of a prospectus by or on behalf of one of the securities authorities in the Qualifying Jurisdictions.

         "Sale Period" shall have the meaning set forth in Section 3.2.

         "Shares" means the Class A Subordinate Shares in the capital of the Company.

         "Stock Purchase Agreement" shall have the meaning set forth in the Recitals to this Agreement.

         "Underwriter's Cutback" means the right of the underwriters to exclude Qualifiable Securities in an underwritten offering pursuant to Section 4.9.

         "Violation" shall have the meaning set forth in Section 7.1.

                                  ARTICLE 2
                                 GOVERNANCE

2.1   Investor Designees to Board of Directors and Committees

The Investor shall be entitled to designate candidates for election or appointment to the Board of Directors and for appointment to committees of the Board of Directors (the "Investor Designees") as follows:

     (a) if the Percentage Ownership of the Investor is ten percent (10%) or more, the Investor shall be entitled to two (2) Investor Designees on the Board of Directors and one (1) of such Investor Designees shall, at the discretion of the Investor, serve on each committee of the Board of Directors.

     (b) if the Percentage Ownership of the Investor is less than ten percent (10%), the Investor shall be entitled to one (1) Investor Designee on the Board of Directors and such Investor Designee shall, at the discretion of the Investor, serve on each of two (2) committees of the Board of Directors selected by the Investor.

2.2   Qualifications of Investor Designees

Each Investor Designee shall be an individual who:

     (a) is qualified to act as a director under the Companies Act (Quebec) and under Canadian Securities Laws;

     (b) meets the reasonable competencies and expectations of directors established from time to time by the Corporate Governance Committee of the Company; and

     (c) with respect to each Investor Designee who will serve on any committee of the Board of Directors, is considered to be independent under Canadian Securities Laws where such independence is required under Canadian Securities Laws.

2.3   Election or Appointment of Investor Designees

The Company shall solicit proxies from its shareholders to vote in favour of, and shall otherwise use its best efforts to achieve, the election and re-election from time to time of each of the Investor Designees to the position of director on the Board of Directors. The initial Investor Designees shall be appointed or elected to the Board of Directors as soon as possible, provided that the Company shall not be required to call a special meeting of shareholders for such purpose, but may first solicit proxies to vote in favour of the election of such initial Investor Designees at the next annual general meeting of the Company (to be held in January 2006) or any special meeting of shareholders otherwise called by the Company prior to the next annual general meeting. Until such initial Investor Designees are elected to the Board:

     (a) such initial Investor Designees shall have the right to attend, as observers, all in person and telephonic meetings of the Board of Directors (and participate in all conference calls or informal meetings of the Board of Directors) and all in person and telephonic meetings of committees of the Board of Directors, and to receive copies of all materials distributed to members of the Board of Directors and such committees, as applicable, provided that such Investor Designees agree to be subject to the same confidentiality, loyalty, fiduciary and other similar duties to which members of the Board of Directors are subject under applicable Law (subject to Section 2.6) to the extent that they so participate prior to their election or appointment to the Board of Directors; and

     (b) to the extent any vacancies arise on the Board of Directors, the Board of Directors will appoint up to two (2) Investor Designees to fill such vacancies.

2.4   Vacancies

In the event of a vacancy among the Investor Designees resulting from the death, incapacity, resignation or removal of such individual, such vacancy shall be filled by another Investor Designee as directed by the Investor.

2.5   A&P Obligation to Support Election

Subject to compliance by the Company with its obligations in Section 2.3, A&P and its Affiliates (other than any Affiliate that is directly or indirectly a shareholder of A&P), including the Investor, shall from time to time recommend to shareholders that they vote in favour of, and vote all of the Shares they own in favour of, the election of the nominees to the Board of Directors listed in each of the Company's proxy circulars.

2.6   Corporate Opportunities

The Company acknowledges that the Investor Designees may be directors or officers of A&P and its Affiliates who will owe fiduciary duties to A&P and its Affiliates. The Company also acknowledges and agrees that any corporate opportunities that come to the attention of any of the Investor Designees from time to time shall not be considered corporate opportunities belonging to the Company, and such Investor Designees shall have no fiduciary or other obligations to provide or make available such corporate opportunities to or for the benefit of the Company, to the extent that such corporate opportunities relate to any geographic area outside of Canada ("Non-Canadian Opportunities"). The A&P Parties acknowledge that the Investor Designees may be asked to be absent from any portion of a meeting of the Board of Directors or any committee to the extent that Non-Canadian Opportunities are to be discussed during such portion of the meeting, and that information relating to Non-Canadian Opportunities may be omitted from Board of Directors and committee materials distributed to the Investor Designees.

2.7   Equity Accounting by A&P

The Company will cooperate with A&P and its Affiliates and at the reasonable request of A&P do such other things and make such further assurances as will assist A&P and its Affiliates to account for their investment in the Company using the equity accounting method under United States generally accepted accounting principles, provided that such requested cooperation would not impair in any material respect the management of the Company, and it is not the intention of the parties that such requested cooperation would impair the powers of the Board of Directors or the rights of other stakeholders of the Company.

2.8   GAAP Reconciliation

The Company will support the reasonable accounting requirements of the A&P Parties, including by providing to the A&P Parties audited consolidated financial information of the Company prepared in a manner consistent with generally accepted accounting principles in the United States and in Germany, as in effect from time to time. A&P will reimburse the Company for its reasonable out-of-pocket costs in complying with this Section 2.8 to the extent that the Company cannot reasonably carry out the necessary work using its own personnel.

                                  ARTICLE 3
                     ACQUISITIONS AND TRANSFERS OF SHARES

3.1  Standstill

For a period of five (5) years from the date of this Agreement, without the prior written approval of the Company, A&P and its Affiliates (other than any Affiliate that is directly or indirectly a shareholder of A&P) will not, acting alone or in concert with each other, increase, directly or indirectly, the aggregate ownership interest of A&P and such Affiliates in the Shares to twenty percent (20%) or more of all issued and outstanding Shares. A&P and its Affiliates shall be deemed not to contravene this Section to the extent that any increase in such aggregate percentage ownership interest results from or is affected by any reduction in the number of issued and outstanding Shares. Without limiting the generality of the preceding sentence and for the avoidance of doubt, A&P and its Affiliates will contravene this Section only to the extent that any increase in such aggregate percentage ownership interest results from A&P and its Affiliates (other than any Affiliate that is directly or indirectly a shareholder of A&P) acquiring additional Shares other than from the Company.

3.2  Right of First Opportunity

     (a) Except as provided in Section 3.2(h), A&P will not, and will cause the Investor and its other Affiliates (other than any Affiliate that is directly or indirectly a shareholder of A&P) not to, transfer, directly or indirectly, in a single transaction or series of related transactions, twenty-five percent (25%) or more of the Shares held by them without first offering to sell to the Company or a third party designated by the Company, by notice in writing given to the Company, a specified number of such Shares (the "Offered Shares") at a specified price and on specified terms and conditions (the "Offer") in accordance with the procedures set forth in this Section 3.2.

     (b) The Offer shall be sent to the Company and shall be open for acceptance by the Company or a third party designated by the Company for ten (10) Business Days (the "Offer Period") from the receipt of the Offer by the Company.

     (c) The Company or a third party designated by the Company, as the case may be, shall be obliged at its sole option to either:

         (i)      accept the Offer; or

         (ii)     reject the Offer;

         by delivering notice to the Investor within, but not after the expiration of, the Offer Period. If the Company or a third party designated by the Company does not accept the Offer, the Company and such third party shall be deemed to have rejected the Offer. Notwithstanding the time allowed by the Offer Period, the Company shall use it reasonable best efforts to deliver such notice to the Investor as soon as possible.

     (d) If the Company or a third party designated by the Company accepts the Offer prior to the expiration of the Offer Period, the Investor shall sell to the Company or a third party designated by the Company, as the case may be, and the Company shall purchase from the Investor, or cause a third party designated by the Company, as the case may be, to purchase from the Investor all of the Offered Shares in accordance with the Offer and this Agreement.

     (e) If the Company or a third party designated by the Company, as the case may be, rejects or is deemed to reject the Offer, the Investor shall be free for a period of three (3) months from the end of the Offer Period ( the "Sale Period") to sell all or any portion of the Offered Shares to any Person or Persons, in one or more transactions, on terms and conditions no more favourable to the Investor than as provided in the Offer and at a price that is no less than ninety percent (90%) of the price specified in the Offer.

     (f) Subject to the following sentence, if the Company, or a third party designated by the Company which deals at non-arm's length with the Company for the purposes of the Income Tax Act (Canada), is the purchaser of the Offered Shares, the Company or such third party will gross up the proceeds of sale so that the Company or such third party, and not the Investor, bears the burden of any withholding tax, and otherwise will fully indemnify the Investor to the extent the after-tax proceeds of such sale to the Investor are less than they would have been on a notional sale to a third party, dealing at arm's length with the Investor and the Company, on equivalent terms. The Investor will provide the Company at least four (4) days prior to the end of the Offer Period with information sufficient to allow the Company to evaluate the scope of its potential liability pursuant to this Section 3.2(f), failing which the Company and any third party will be relieved of the obligations pursuant to this Section 3.2(f) to the extent that the Company or such third party is materially prejudiced by such failure and could not reasonably have been expected to be aware of the tax that would be covered by the gross-up and indemnity provided by this Section 3.2(f).

     (g) To the extent the Offered Shares remain unsold at the end of the Sale Period, their transfer will once again become subject to this Section 3.2.

     (h) Notwithstanding anything to the contrary in this Section 3.2, A&P and its Affiliates, including the Investor, may sell, assign, transfer, encumber, pledge or hypothecate Shares:

         (i) to an Affiliate of A&P, provided that such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement;

         (ii)     *[CONFIDENTIAL]*

         (iii) as a dividend or other distribution to shareholders of A&P, provided that such dividend or other distribution will not subject the Company to any obligations under the 1933 Act or the 1934 Act; and

         (iv) pursuant to any financing agreements or facilities of A&P or its Affiliates, provided that the creditor(s) under such agreements or facilities agree(s) in writing to be bound by the terms and conditions of this Agreement to the extent that such creditor(s) realize upon their security in such Shares;

                  provided that, in each case, any such sale, assignment, transfer, encumbrance, pledge or hypothecation is in compliance with all applicable securities Laws.

3.3  Covenant of the Company to Maintain Reporting Issuer Status

The Company shall maintain its status as a reporting issuer in good standing and not in default of any requirement under the Canadian Securities Laws in each Qualifying Jurisdiction other than the Yukon Territories, the Northwest Territories and Nunavut.

The term "Confidential" indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                  ARTICLE 4
                             QUALIFICATION RIGHTS

4.1  Demand Qualification

Subject to the limits set out in Sections 4.3 and 4.4, if the Company receives a written request from an A&P Party that the Company file a prospectus under Canadian Securities Laws qualifying for distribution of all or any portion of the Qualifiable Securities, the Company will, subject to the Underwriter's Cutback, as soon as practicable and in any event within 90 days following the date of receipt of the written request referred above, prepare and file in the Qualifying Jurisdictions a prospectus in order to qualify the distribution of all of the Qualifiable Securities of the A&P Parties specified in their respective requests and use its reasonable best efforts to receive a final receipt or equivalent document in respect of such prospectus. The A&P Parties will not initiate a request for a Demand Qualification within one hundred and twenty (120) days of the Receipt Date in respect of a prospectus qualifying an offering of Shares by the Company, provided that the A&P Parties were provided with the opportunity to participate in a Piggy-Back Qualification in accordance with this Agreement in connection with such offering.

4.2  Piggy-Back Qualification

If the Company proposes to file a preliminary prospectus under any Canadian Securities Laws in connection with the sale of any Shares or other equity securities (or securities convertible into equity securities) in connection with the public offering of such securities (including the public sale of securities held by shareholders other than the A&P Parties), the Company will, at all such times, give the A&P Parties at least ten (10) Business Days' written notice of such filing. Upon the written request of an A&P Party, given within five (5) Business Days after receipt of such notice by the A&P Parties, the Company will, subject to the Underwriter's Cutback, use its reasonable best efforts to cause all of the Qualifiable Securities that the A&P Parties have requested to be included in the filing to be included in and sold pursuant to the prospectus.

4.3  Number of Demand Qualifications

During the term of this Agreement, the Company is obligated to effect only one
(1) Demand Qualification provided that, notwithstanding the foregoing:

     (a) if as a result of an Underwriter's Cutback the A&P Parties are not allowed to include in any such qualification ninety percent (90%) or more of the Qualifiable Securities requested by the A&P Parties to be registered or qualified, then such qualification shall not count as a Demand Qualification;

     (b) if, in response to a request for a Demand Qualification the Company is not entitled to use a short form prospectus at the time of the request due to the Company's failure to comply with its filing obligations under Canadian Securities Laws the A&P Parties shall be entitled to one (1) additional Demand Qualification for each such failure; and

     (c) if, for any reason, the distribution of the Qualifiable Securities requested by the A&P Parties is not completed except to the extent of an Underwriter's Cutback (subject to Section 4.3(a) above) or a receipt in respect of the final prospectus in respect of such distribution is not obtained, then such qualification shall not count as a Demand Qualification.

4.4  Exceptions to Qualification Rights

The Company:

     (a) may defer a Demand Qualification for a period of not more than 90 days, but only if the Company furnishes to the A&P Parties requesting the qualification a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors, effecting the qualification would materially impede the ability of the Company to consummate a significant transaction, including a material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (the 90-day deferral period shall begin on the date that such certificate is sent to the A&P Parties); and

     (b) may defer a Demand Qualification if the Board of Directors determines in good faith that such qualification would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, until the earlier of:

         (i) 10 days following the date upon which such material information is disclosed to the public or ceases to be material; and

         (ii)     90 days after the date of the request of the A&P Parties,

provided the Company has not deferred a filing in reliance on this Section 4.4 during the previous 12-month period.

4.5  Expenses

     (a) Subject to Sections 4.5(b) and (c), the Company will bear all expenses relating to the qualification of Qualifiable Securities pursuant to the terms of this Agreement, excluding underwriting commissions, and all registration, filing, printing, accounting and translation fees, incurred in connection with all Demand Qualifications and Piggy-Back Qualifications. The A&P Parties will bear the costs of their own legal and accounting advisors.

     (b) The Company is not required to pay for any expenses pursuant to
         Section 4.5(a) of any Demand Qualification if the qualification request is subsequently withdrawn at any time at the request of the A&P Parties unless:

         (i) the A&P Parties agree to forfeit their right to any further Demand Qualification;

         (ii) at the time of any such withdrawal, the A&P Parties have learned of a material adverse change in the condition, business or prospects of the Company (other than a change in market demand for the Shares or in the market price of the Shares) from that known to A&P Parties at the time of their request, that makes the proposed offering unreasonable in the good faith judgment of the A&P Parties (in which case the withdrawn qualification is deemed not to be a Demand Qualification for purposes of Section 4.3); or

         (iii) the qualification request is withdrawn at the request of the A&P Parties in response to an Underwriter's Cutback.

         (c) All underwriting discounts and selling commissions relating to Qualifiable Securities included in any Demand Qualification or Piggy-Back Qualification pursuant to this Agreement, will be borne and paid by the A&P Parties.

4.6  Underwriting in Demand Qualification

If the A&P Parties intend to distribute the Qualifiable Securities covered by their request for a Demand Qualification by means of an underwriting, they will so advise the Company as part of their request for such qualification. The A&P Parties will (together with the Company as required under this Agreement) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the A&P Parties. The Company will also take all such other actions as the A&P Parties or the underwriters reasonably request in order to expedite or facilitate the disposition of Qualifiable Securities (including the participation of senior management in so-called "road shows" and similar events).

4.7  Underwriting in Piggy-Back Qualification

In connection with any offering pursuant to a Piggy-Back Qualification involving an underwriting of Shares being issued by the Company, the Company will include in such underwriting any Qualifiable Securities that the A&P Parties wish to include, but only if the A&P Parties accept the terms of the underwriting agreed to by the Company. To the extent the A&P Parties participate in such underwritten Piggy-Back Qualification offering, the A&P Parties shall be party to the underwriting agreement relating to such registration and may, at the A&P Parties' option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters of such qualification shall also be made to and for the benefit of each the A&P Parties and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the A&P Parties.

4.8  Limitations on Representations and Warranties and on Liability

Unless otherwise agreed by the A&P Parties, the A&P Parties shall not be required, in connection with any underwriting agreement entered into pursuant to Section 4.6 or Section 4.7, to make any representations or warranties or provide indemnification except as they relate to the A&P Parties' ownership of Shares and authority to enter into the underwriting agreement and to the A&P Parties' intended method of distribution. The liability of the A&P Parties in connection with such underwriting agreement shall be limited to an amount equal to the net proceeds received by the A&P Parties from the offering (after deduction of all underwriters' discounts and commissions paid by the A&P Parties in connection with the offering).

4.9  Underwriter's Cutback

If the underwriter for the offering in connection with:

     (a) a Demand Qualification advises the A&P Parties in writing that marketing factors require a limitation of the number of Shares to be underwritten, then the A&P Parties will so advise the Company, and the Company shall be required to include in the qualification only the number of Shares that the underwriter believes marketing factors allow; or

     (b) a Piggy-Back Qualification advises the Company in writing that marketing factors require a limitation of the number of Shares to be underwritten, the Company shall be required to include in the qualification only the number of Shares that the underwriter believes marketing factors allow, provided that in no event will the Qualifiable Securities held by the A&P Parties be reduced below twenty-five percent (25%) of the total number of Shares to be sold.

4.10     Allocation of Cutback

     (a) If the number of Shares to be included in a Demand Qualification is subject to an Underwriter's Cutback, the Shares that would otherwise be included will be reduced in the following order:

         (i) first, all Shares held by shareholders other than the A&P Parties will be excluded from the offering to the extent necessary; and

         (ii) second, if further limitation is required, the Qualifiable Securities held by the A&P Parties will be excluded to the extent necessary.

     (b) If the number of Shares to be included in a Piggy-Back Qualification is subject to an Underwriter's Cutback, the Shares that would otherwise be included will be reduced in the following order:

         (i) first, all Shares other than those to be issued by the Company and the Qualifiable Securities held by the A&P Parties will be excluded to the extent necessary; and

         (ii) second, if further limitation is required, the Shares to be issued by the Company and, subject to the twenty-five percent (25%) limitation set forth in Section 4.9(b), the Qualifiable Securities held by the A&P Parties will be excluded pro rata from the offering to the extent necessary.

4.11  Holdback Agreements

     (a) In connection with a qualification, the A&P Parties agree, if so requested by the managing underwriter in a written notice this Section 4.11(a), not to effect (except as part of such underwritten offering in accordance with the provisions of this Agreement or pursuant to an exempt transaction so long as any purchaser in such exempt transaction agrees in writing to be bound by any such holdback) any sale, distribution, short sale, loan, grant of options for the purchase of, or other disposition of, any Qualifiable Securities for such period as such managing underwriter reasonably requests, such period in no event to end more than 90 days after the effective date of such offering. In addition, the A&P Parties agree to execute and deliver to any managing underwriter (or, in the case of any offering that is not underwritten, an investment banker or agent registered under applicable securities laws) in connection with a qualification of Qualifiable Securities under Securities Laws in which the A&P Parties participate in any lock-up letter requested by such managing underwriter of the A&P Parties and in form and substance reasonably satisfactory to the A&P Parties. The A&P Parties further agree that the Company may or may instruct its transfer agent, if applicable, to place stop transfer notations in its records to enforce the provisions of this Section 4.11(a).

     (b) After receipt of notice of a request for a Demand Qualification pursuant to this Agreement, the Company shall not initiate, without the consent of the A&P Parties, a qualification of any of its securities for its own account until one hundred and twenty (120) days after such Demand Qualification has become effective or such Demand Qualification has been terminated.

4.12  Obligations of the Company on a Demand Qualification

If the Company is required under this Agreement to effect a Demand Qualification, the Company will:

     (a) as expeditiously as reasonably possible, prepare and file with the Canadian Securities Authorities in the Qualifying Jurisdictions a preliminary prospectus and a final prospectus with respect to such Qualifiable Securities and use, subject to the other provisions of this Agreement, its reasonable best efforts to obtain a receipt in respect of the final prospectus and, upon the request of the A&P Parties, keep such prospectus effective until such time at which the A&P Parties have informed the Company in writing that the distribution of their Shares has been completed;

     (b) without limiting the generality of the foregoing, use its reasonable best efforts to resolve any regulatory comments and satisfy any regulatory deficiencies in respect of the preliminary prospectus and, as soon as reasonably practicable after such comments or deficiencies have been resolved or satisfied, prepare and file, and use its reasonable best efforts to obtain a receipt or similar document in the Qualifying Jurisdictions for, the final prospectus, and take all other steps and proceedings necessary in order to qualify the distribution of the Qualifiable Securities to the public as freely tradable securities in the Qualifying Jurisdictions;

     (c) permit the A&P Parties to participate in the preparation of such preliminary prospectus and final prospectus (including making available for inspection by the A&P Parties and any lawyers, accountants or other agents retained by the A&P Parties, all financial and other records, pertinent corporate documents and all other information reasonably requested in connection therewith) and give to the A&P Parties, the underwriters, if any, and their respective counsel and accountants, advance draft copies of each such prospectus filed with the applicable Canadian Securities Authorities at least one
         (1) Business Day prior to the filing thereof with the applicable Canadian Securities Authorities, and any amendments and supplements thereto, promptly as they become available, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the A&P Parties and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Canadian Securities Laws;

     (d) ensure that the prospectus contains the disclosure required by, and conforms in all material respects to the requirements of, the applicable provisions of Canadian Securities Laws and furnish to the A&P Parties copies of each of the preliminary prospectus and final prospectus and such other documents as they may reasonably request to facilitate the disposition of Qualifiable Securities by it;

     (e) prepare and file with the securities regulatory authorities in the Qualifying Jurisdictions any amendments and supplements to the prospectus that may be necessary to comply with Canadian Securities Laws with respect to the distribution of all securities qualified by such prospectus;

     (f) in the case of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the lead underwriter of such offering;

     (g) furnish, at the request of the A&P Parties, on the date that the applicable Qualifiable Securities are delivered to the underwriters for sale in connection with an offering pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the Receipt
         Date:

               (A) an opinion or opinions, dated such date, of counsel representing the Company for the purposes of such offering, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the A&P Parties; and

               (B) a letter dated such date, from the auditors of the Company, in form and substance as is customarily given by auditors to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the A&P Parties, but only if the A&P Parties have made such representations and furnished such undertakings as such auditors reasonably require in providing such letter; and

     (h) keep the A&P Parties reasonably advised of the status of such qualification.

4.13  Furnish Information

The obligations of the Company to take any action pursuant to this Agreement in respect of Qualifiable Securities is conditional upon the A&P Parties furnishing to the Company such information regarding themselves, the Qualifiable Securities and the intended method of disposition of such securities, as is required to effect the qualification of the Qualifiable Securities.

4.14  No Obligation to Complete Offering

The Company is under no obligation to complete any offering of its securities it proposes to make in connection with a Piggy-Back Qualification and will incur no liability to the A&P Parties for its failure to do so.

4.15  No Prior Registration Rights

The Company represents and warrants to the A&P Parties that no qualification or registration rights relating to securities of the Company have been granted by the Company prior to, or are being granted concurrently with, the execution of this Agreement.

4.16  Limitations on Subsequent Qualifiable Rights

From and after the date of this Agreement, the Company will not, without the prior written consent of the A&P Parties, enter into any agreement with any Other Holder of any securities of the Company relating to qualification or registration rights unless such agreement includes:

     (a) to the extent such agreement would allow such Other Holder to include such securities in any prospectus filed under this Agreement, a provision that such Other Holder may include such securities in any such prospectus only to the extent that the inclusion of its securities will not reduce the amount of the Qualifiable Securities of the A&P Parties that would otherwise be included;

     (b) a provision that permits the A&P Parties to include in any qualification or registration of the Other Holder and in any underwriting involved with it, Qualifiable Securities in priority to the sellers of securities in such qualification or registration based on the number of Shares and that stipulates that the allocation of the Underwriter's Cutback shall also give priority to Qualifiable Securities of the A&P Parties over securities of such Other Holders; and

     (c) a provision requiring that any such qualification or registration of securities is subject to the underwriting requirements described in this Agreement.

4.17  Amending or Supplementing Prospectuses

Whenever a distribution under a prospectus qualifying Qualifiable Securities pursuant to this Agreement has not been completed and the Company determines that, based upon advice of counsel, such prospectus requires amendment or supplementing, the Company will notify the A&P Parties of such fact and will promptly cause such prospectus to be amended or supplemented, as the case may be, and will notify the A&P Parties when such amendment or supplement has been filed. The A&P Parties will not sell any Qualifiable Securities until such latter notice is provided. If the Board of Directors determines in its reasonable discretion that it would not be in the best interests of the Company to so amend or supplement the prospectus or registration statement at such time, the Company is entitled to delay the filing of such amendment or supplement for a period not to exceed 60 days.

4.18  Consultation with the Company

Notwithstanding any other provision of this Article 4, before exercising their rights to require a Demand Qualification under this Agreement the A&P Parties will first consult with the Company and discuss whether there are any other methods or procedures reasonably available to the A&P Parties at that time that would enable the A&P Parties to sell the Qualifiable Securities that they wish to dispose of at that time in compliance with Canadian Securities Laws for net proceeds comparable to those that the A&P Parties would expect to receive pursuant to a qualified public offering of such Qualifiable Securities pursuant to a Demand Qualification (an "Alternative Sale"). If the A&P Parties, acting on the advice of their financial, legal and other advisors, are satisfied that, in their reasonable discretion, an Alternative Sale would be at least as advantageous to the A&P Parties in all respects (including pricing, net proceeds, terms and timing) as a transaction pursuant to a Demand Qualification, the A&P Parties will not pursue a Demand Qualification at that time. For the avoidance of doubt, the pursuit or completion by the A&P Parties of such an Alternative Sale would not constitute an exercise by the A&P Parties of its right to require a Demand Qualification.

                                  ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the A&P Parties as of the date of this Agreement as follows:

5.1   Corporate Status

The Company is duly incorporated and validly existing under the Laws of its governing jurisdiction and (a) has all requisite corporate power and authority to carry on its business as it is now being conducted and (b) is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect or materially impair the Company's ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

5.2   Authorization

The Company has all the requisite corporate power and authority to enter into, and to perform its obligations under, this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and no other corporate proceedings of the Company, including approval of the shareholders of the Company, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the A&P Parties) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

5.3   No Conflict

The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (a) violate any applicable Law to which any of the Company or its Affiliates are subject, (b) materially conflict with, result in a material violation or material breach of, or constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate or cancel any Contract to which the Company or its Affiliates is a party or by which the Company or its Affiliates is bound or to which the assets of the Company or its Affiliates are subject, or (c) violate the charter, bylaws or other organizational documents of any of the Company or its Affiliates, other than, in the case of clauses (b) and (c) above, any such violations, defaults, conflicts, breaches, accelerations or rights that would not materially impair the Company's ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

5.4   Disclaimer of Warranties

Notwithstanding any provision of this Agreement to the contrary, the Company makes no representations or warranties to the A&P Parties or any other Person in connection with this Agreement, except as specifically set forth in this
Article 5 and the Share Purchase Agreement. All other representations and warranties, whether express or implied, are disclaimed by the Company.

                                  ARTICLE 6
               REPRESENTATIONS AND WARRANTIES OF THE A&P PARTIES

The A&P Parties jointly and severally represent and warrant to the Company as of the date of this Agreement as follows:

6.1  Corporate Status

A&P is duly incorporated and validly existing under the Laws of the State of Maryland. The Investor is duly incorporated and validly existing under the Laws of Luxembourg. Each of the A&P Parties (a) has all requisite corporate power and authority to carry on its business as it is now being conducted and (b) is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not materially impair the A&P Parties' ability to perform their obligations under this Agreement or consummate the transactions contemplated hereby.

6.2   Authorization

Each of the A&P Parties has all requisite corporate power and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by the A&P Parties and the consummation by the A&P Parties of the transactions contemplated hereby have been duly and validly authorized by the board of directors (or equivalent body) of each of the A&P Parties and no other corporate proceedings of the A&P Parties, including approval of the shareholders of A&P, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the A&P Parties, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of each of the A&P Parties, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

6.3   No Conflict

The execution, delivery and performance of this Agreement by the A&P Parties and the consummation by the A&P Parties of the transactions contemplated hereby will not (a) violate any applicable Law to which either of the A&P Parties is subject, (b) materially conflict with, result in a material violation or material breach of, or constitute a material default under, result in the acceleration of or create in any party the right to accelerate, terminate or cancel any material Contract to which either of the A&P Parties is a party or by which either of the A&P Parties is bound or to which the assets of either of the A&P Parties are subject, or (c) violate the charter, bylaws or other organizational documents of either of the A&P Parties, other than, in the case of clauses (b) and (c) above, any such violations, defaults, conflicts, breaches, accelerations or rights that would not materially impair the A&P Parties' ability to perform their obligations under this Agreement or consummate the transactions contemplated hereby.

6.4   Disclaimer of Warranties

Notwithstanding any provision of this Agreement to the contrary, the A&P Parties make no representations or warranties to the Company or any other Person in connection with this Agreement, except as specifically set forth in this Article 6 and the Share Purchase Agreement. All other representations and warranties, whether express or implied, are disclaimed by the A&P Parties.

                                   ARTICLE 7
                               INDEMNIFICATION

7.1 Indemnification by Company on Demand Qualifications and Piggy-Back Qualifications

     (a) If any Qualifiable Securities are included in a prospectus under this Agreement, the Company will indemnify and hold harmless the A&P Parties, the officers, directors, Affiliates, agents and employees of the A&P Parties, any underwriter (within the meaning of Canadian Securities Laws) for the A&P Parties and each person, if any, that controls the A&P Parties or underwriter (within the meaning of Canadian Securities Laws), against any losses (other than loss of profit), claims, damages, liabilities (joint or several), actions, settlements or actions (collectively, "Losses") to which they may become subject under Canadian Securities Laws or any other laws, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"):

         (i) any untrue statement or alleged untrue statement of a material fact contained in such prospectus (including any preliminary prospectus or final prospectus) or any amendments or supplements to them;

         (ii) the omission or alleged omission to state in such prospectus (including any preliminary prospectus or final prospectus) a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances in which they were made, not misleading; or

         (iii) any violation or alleged violation by the Company of any Canadian Securities Laws in connection with any matter relating to such prospectus.

     (b) The Company will reimburse each such A&P Party, officer, director, Affiliate, agent, employee, underwriter or controlling person for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such Losses.

     (c) The Company is not liable under the indemnity contained in this
         Section 7.1:

         (i) in respect of amounts paid in settlement of any Losses to the extent such settlement is effected without the consent of the Company (which consent may not be unreasonably withheld or delayed);

         (ii) to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such qualification by or on behalf of the A&P Party, underwriter or controlling person; or

         (iii) in the case of a sale effected directly by an A&P Party of Qualifiable Securities (including a sale of such Qualifiable Securities through any underwriter retained by such A&P Party to engage in a distribution solely on behalf of such A&P Party), where:

               (A) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus; and

               (B) an A&P Party failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Qualifiable Securities to the Person asserting any such Losses in any case in which such delivery is required by Canadian Securities Laws.

7.2 Indemnification by the A&P Parties on Demand Qualifications and Piggy-Back Qualifications

     (a) To the extent that the A&P Parties include any Qualifiable Securities under any prospectus pursuant to this Agreement, the A&P Parties will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the prospectus, each Person, if any, who controls the Company within the meaning of Canadian Securities Laws, each employee, agent, and any underwriter for the Company, against any Losses to which the Company or any such director, officer, employee, agent, underwriter or controlling person may become subject, under Canadian Securities Laws or other laws, insofar as such Losses arise out of or are based upon any Violation, in each case only to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of the A&P Parties expressly for use in connection with such qualification.

     (b) The A&P Parties will reimburse the Company or any such director, officer, agent, underwriter or controlling person for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such Losses.

     (c) The liability of the A&P Parties under this indemnity is limited to the amount of net proceeds (after deduction of all underwriters' discounts and commissions paid by the A&P Parties in connection with the qualification in question) received by the A&P Parties in the offering giving rise to the Violation.

     (d) The A&P Parties are not liable under the indemnity contained in this
         Section 7.2:

         (i) in respect of amounts paid in settlement of any such Losses to the extent such settlement is effected without the consent of the A&P Parties (which consent may not be unreasonably withheld or delayed);

         (ii) in the case of a sale effected directly by the Company of its Shares (including a sale of such Shares through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), where:

               (A) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus; and

               (B) the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the Person asserting any such Losses in any case in which such delivery is required by Canadian Securities Laws.

7.3   Contribution

If any indemnification provided for in Section 7.1 or 7.2 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses referred to in this Agreement, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party under this Agreement, will contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party is to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.4   Survival

     (a) The representations and warranties contained herein shall survive indefinitely.

     (b) All covenants and agreements contained herein shall survive in accordance with their terms.

7.5 Indemnification by the Company with Respect to Representations, Warranties and Covenants

The Company shall indemnify and hold harmless the A&P Parties, their Affiliates and their respective directors and officers (collectively, the "A&P Indemnified Parties") from and against any (i) Losses incurred by any A&P Indemnified Party resulting from any breach of any of the representations or warranties of the Company, and (ii) Losses incurred by any A&P Indemnified Party resulting from any breach in any material respect of any of the covenants or agreements of the Company in this Agreement.

7.6 Indemnification by the A&P Parties with Respect to Representations, Warranties and Covenants

The A&P Parties shall jointly and severally indemnify and hold harmless the Company, its Affiliates and their respective directors and officers (collectively, the "Company Indemnified Parties"), from and against any (i) Losses incurred by any Company Indemnified Party resulting from any breach of any of the representations or warranties of the A&P Parties, and (ii) Losses incurred by any Company Indemnified Party resulting from any breach in any material respect of any of the covenants or agreements of the A&P Parties in this Agreement.

7.7  Exclusive Remedy

The rights of indemnity set forth in this Article 7 are the sole and exclusive remedies of each party in respect of any misrepresentation, incorrectness in or breach of any representation or warranty, or breach of covenant, by any other party under this Agreement. The parties agree that if a claim for indemnification is made by one party in accordance with this Article 7, and there has been a refusal by the party against which such claim has been made to make payment or otherwise provide satisfaction in respect of such claim, then a legal proceeding is the appropriate means to seek a remedy for such refusal. This Article 7 shall remain in full force and effect in all circumstances and shall not be terminated by any breach (fundamental, negligent or otherwise) by any party of its representations, warranties or covenants under this Agreement or by any termination or rescission of this Agreement by any party.

7.8   Indemnification Procedures

     (a) In the event that any Action is commenced by a third party involving a claim for which a party required to provide indemnification under this Agreement (an "Indemnifying Party") may be liable to a party entitled to indemnification (an "Indemnified Party") hereunder (an "Asserted Liability"), the Indemnified Party shall promptly notify the Indemnifying Party in writing of such Asserted Liability (the "Claim Notice"); provided that no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Indemnifying Party of any indemnification obligation hereunder except to the extent that the Indemnifying Party is prejudiced by such delay. The Indemnifying Party shall have 30 days from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not the Indemnifying Party desires, at the Indemnifying Party's sole cost and expense and by counsel of its own choosing, to defend against such Asserted Liability. If the Indemnifying Party undertakes to defend against such Asserted Liability, (i) the Indemnifying Party shall use its reasonable best efforts to defend and protect the interests of the Indemnified Party with respect to such Asserted Liability and (ii) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to any settlement which does not contain an unconditional release of the Indemnified Party from the subject matter of the settlement or that contains an admission of liability or wrongdoing. The Indemnified Party shall have the right to participate in the defence against any Asserted Liability at its own expense. Notwithstanding the foregoing, in any event, the Indemnified Party shall have the right to control, pay or settle any Asserted Liability which the Indemnifying Party shall have undertaken to defend so long as the Indemnified Party shall also waive any right to indemnification therefor by the Indemnifying Party. If the Indemnifying Party undertakes to defend against such Asserted Liability, the Indemnified Party shall fully render to the Indemnifying Party and its counsel such assistance and cooperation as may be required to ensure the proper and adequate defence and settlement of such claim or demand.

     (b) If the Indemnifying Party does not undertake within the Notice Period to defend against such Asserted Liability, then the Indemnified Party shall have the right to participate in any such defence and the Indemnifying Party shall bear the reasonable costs and expenses of the Indemnified Party of such defence. In such case, the Indemnified Party shall control the investigation and defence and may settle or take any other actions the Indemnified Party deems reasonably advisable without in any way waiving or otherwise affecting the Indemnified Party's rights to indemnification pursuant to this Agreement. The Indemnified Party and the Indemnifying Party agree to make available to each other, their counsel and other representatives, all information and documents available to them which relate to such claim or demand. The Indemnified Party and the Indemnifying Party also agree to render to each other such assistance and cooperation as may reasonably be required to ensure the proper and adequate defence and settlement of such claim or demand.

     (c) In calculating amounts payable to an Indemnified Party, the amount of any indemnified Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made or could be made under any other representation, warranty, covenant, or agreement and shall be computed net of (i) payments recoverable by the Indemnified Party under any insurance policy with respect to such Losses, (ii) any prior or subsequent recovery by the Indemnified Party from any Person with respect to such Losses and (iii) any tax benefit receivable by the Indemnified Party with respect to such Losses.

     (d) To the extent that an Indemnifying Party makes any payment pursuant to this Article 7 in respect of Losses for which an Indemnified Party or any of its Affiliates have a right to recover against a third party (including an insurance company), the Indemnifying Party shall be subrogated to the right of the Indemnified Party or any of its Affiliates to seek and obtain recovery from such third party; provided, however, that if the Indemnifying Party shall be prohibited from such subrogation, Purchaser or its Affiliates, as applicable, shall seek recovery from such third party on the Indemnifying Party's behalf and pay any such recovery to Indemnifying Party.


                                   ARTICLE 8
                                  TERMINATION

8.1   Termination of Agreement

     This Agreement shall terminate upon:

     (a) the written agreement of the parties; or

     (b) the Percentage Ownership of the Investor being less than five percent (5%).

The termination of this Agreement shall have no effect upon any rights of any party under this Agreement to the extent those rights arose prior to the date of such termination.


                                   ARTICLE 9
                                 MISCELLANEOUS

9.1   Assignment; Binding Effect

This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by each of the Company and the A&P Parties, provided, however, that each of the A&P Parties, may without such consent assign, directly or indirectly, its rights (but not its obligations) hereunder to any of its Affiliates, provided that no such assignment shall relieve the A&P Parties of their obligations hereunder. Subject to the foregoing, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

9.2   Merger, Etc.

Upon any merger, amalgamation, consolidation, arrangement or other reorganization involving the Company in which the A&P Parties receive, in exchange for their Qualifiable Securities, securities of any other entity, the rights of the A&P Parties under this Agreement remain in effect except that such rights relate to the securities received by the A&P Parties upon such exchange.

9.3   Guarantee

A&P hereby agrees to be jointly and severally liable with the Investor for any failure of the Investor to discharge its obligations under this Agreement and for the fulfillment of the representations, warranties and other obligations of the Investor to the Company under this Agreement.

9.4   Choice of Law

This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the Province of Ontario and the laws of Canada applicable therein without regard to the conflicts of laws rules thereof.

9.5   Dispute Resolution

Any Dispute (as such term is defined in the Stock Purchase Agreement) regarding the negotiation, existence, validity, interpretation, performance, breach or termination of this Agreement shall be resolved in accordance with Section 9.3 of the Stock Purchase Agreement.

9.6   Notices

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when sent by cable, telecopy, telegram or facsimile (which is confirmed by the intended recipient), and (c) when sent by overnight courier service or when mailed by certified or registered mail, return receipt requested, with postage prepaid to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Company, to:

                  Metro Inc.
                  11011 Boulevard Maurice-Duplessis
                  Montreal, Quebec  H1C 1V6
                  Attn: L.G. Serge Gadbois
                  Fax: (514) 643-1215

                  with copies, in the case of notice to the Company, to:

                  Metro Inc.
                  Place Carillon
                  7151, Jean-Talon Street East
                  4th Floor
                  Anjou, Quebec  H1M 3N8
                  Attn:  Simon Rivet
                  Fax: (514) 356-5841

                  - and -

                  Ogilvy Renault LLP
                  1981 McGill College Avenue
                  Suite 1100
                  Montreal, Quebec  H3A 3C1
                  Attn: Paul Raymond
                        Amar Leclair-Chosh
                  Fax:  (514) 286-5474

                  If to A&P, to:

                  The Great Atlantic & Pacific Tea Company, Inc.
                  2 Paragon Drive
                  Montvale, New Jersey 07645
                  Attn: Mitchell Goldstein
                  Fax:  (201) 571-8715

                  If to the Investor, to:

                  A&P Luxembourg S.a.r.l.
                  5, rue Guillaume Kroll
                  L-1882 Luxembourg
                  Attn: Gerard Bequer
                  Fax:  +(352) 48 18 28 34 60

                  with a copy, in the case of notice to the Investor, to:

                  The Great Atlantic & Pacific Tea Company, Inc.
                  2 Paragon Drive
                  Montvale, New Jersey 07645
                  Attn: Mitchell Goldstein
                  Fax:  (201) 571-8715

                  and with copies, in the case of notice to either A&P Party, to:

                  Skadden Arps Slate Meagher and Flom LLP
                  Four Times Square
                  New York, NY  10036
                  Attn: Patricia Moran
                  Fax:  (917) 777-2466

                  and to:

                  Osler Hoskin & Harcourt LLP
                  Box 50, 1 First Canadian Place
                  Toronto, ON  M5X 1B8
                  Attn: Terrence R. Burgoyne
                  Fax:  (416) 862-6666

9.7   Headings

The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

9.8   Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

9.9   Interpretation

     (a) When a reference is made in this Agreement to an Article or Section such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

     (b) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     (c) When a reference in this Agreement is made to a "party" or "parties," such reference shall be to a party or parties to this Agreement unless otherwise indicated.

     (d) Unless the context requires otherwise, the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words in this Agreement refer to this entire Agreement.

     (e) Unless the context requires otherwise, words in this Agreement using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders.

     (f) References in this Agreement to "dollars" or "$" are to Canadian dollars unless otherwise indicated.

     (g) Except as otherwise specifically provided herein, where any action is required to be taken on a particular day and such day is not a Business Day and, as a result, such action cannot be taken on such day, then this Agreement shall be deemed to provide that such action shall be taken on the first Business Day after such day.

     (h) This Agreement was prepared jointly by the parties and no rule that it be construed against the drafter will have any application in its construction or interpretation.

9.10  Waiver and Amendment

This Agreement may be amended, modified or supplemented only by a written mutual agreement executed and delivered by each of the A&P Parties and the Company. Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligations, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.11  Counterparts; Facsimile Signatures

This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon all of the parties notwithstanding the fact that all of the parties are not signatory to the original or the same counterpart. For purposes of this Agreement, facsimile signatures shall be deemed originals.

9.12  Third-Party Beneficiaries

This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the parties and such successors and permitted assigns, any legal or equitable rights hereunder.

9.13  Specific Performance

The parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

9.14  Language

The parties confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les signataires confirment leur volonte que la presente convention, de meme que tous les documents s'y rattachant, y compris tout avis, annexe et autorisation, soient rediges en anglais seulement.

9.15  Severability

If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. The parties shall engage in good faith negotiations to replace any provision which is declared invalid, illegal or unenforceable with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision which it replaces.

               [Remainder of this page intentionally left blank]

         WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                   THE GREAT ATLANTIC & PACIFIC TEA
                                   COMPANY, INC.


                                   By:  /s/ Mitchell P. Goldstein
                                          Name: Mitchell P. Goldstein
                                          Title: Executive Vice-President and
                                                 Chief Financial Officer

                                   A&P LUXEMBOURG S.a r.l.


                                   By:  /s/ Mitchell P. Goldstein
                                          Name: Mitchell P. Goldstein
                                          Title: Manager


                                   By:  /s/ Gerard Becquer
                                          Name: Gerard Becquer
                                          Title: Manager

                                   METRO INC.


                                   By:  /s/ Pierre H. Lessard
                                          Name: Pierre H. Lessard
                                          Title: President and Chief Executive
                                                 Officer


                                   By:  /s/ Eric Richer La Fleche
                                          Name: Eric Richer La Fleche
                                          Title: Executive Vice-President and
                                                 Chief Operating Officer